Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, Peter B. Hamilton, Chief Financial Officer of Brunswick Corporation, certify that: (i) Brunswick Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) the information contained in Brunswick Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012 fairly presents, in all material respects, the financial condition and results of operations of Brunswick Corporation.

BRUNSWICK CORPORATION
February 21, 2013	By:	/s/ PETER B. HAMILTON
Peter B. Hamilton
Senior Vice President and Chief Financial Officer